EXHIBIT 10.1

TVA Contract No. 00069956, Supp. No. 5

AGREEMENT
Between
TENNESSEE VALLEY AUTHORITY
And
SEVEN STATES SOUTHAVEN, LLC

THIS AGREEMENT, dated as of April 18, 2013 (Agreement), is entered into by and between SEVEN STATES SOUTHAVEN, LLC (Southaven), a limited liability company created and existing under the laws of the State of Delaware, and TENNESSEE VALLEY AUTHORITY (TVA), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee (2006 & Supp. V 2011).

W I T N E S S E T H:

WHEREAS, TVA and Seven States Power Corporation (Seven States Power) entered into a Joint Ownership Agreement dated April 30, 2008, numbered as TVA Contract No. 00069956, which was subsequently amended by Supplement No. 1 dated September 2, 2008, Supplement No. 2 dated September 30, 2008, Supplement No. 3 dated April 17, 2009, and Supplement No. 4 dated April 22, 2010 (as so amended, the JOA); and

WHEREAS, on September 30, 2008, Seven States Power designated Southaven as the “Designated Entity” under the JOA, assigned all its rights under the JOA to Southaven, and specified the Elected Percentage under the JOA to be equal to 90%; and

WHEREAS, the JOA anticipated Long Term Arrangements to be completed on or before April 30, 2010, which date was previously extended to April 23, 2013; and

WHEREAS, TVA and Southaven desire to extend the term of the JOA to allow for TVA to finance and re-purchase Southaven's interest in the Generating Facility (as defined in the JOA);

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Southaven agree as follows:

1.     The definition of the term “Buy-Back Period” in Section 1 of the JOA is hereby amended to read:

““Buy-Back Period” means that period of time that begins the date of this Agreement and that ends on September 5, 2013. However, if this Agreement terminates before September 5, 2013 due to the closing of TVA's repurchase of Southaven's interest in the Generating Facility, the Buy-

Back Period shall terminate upon termination of this Agreement.”

2.     To the knowledge of each of TVA and Southaven, there are no existing defaults under the JOA.

3.    All other terms and conditions of the JOA shall be and remain unchanged except as specifically provided herein.

4.    Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein, shall have the respective meanings set forth in the JOA.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, Southaven and TVA have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SEVEN STATES SOUTHAVEN, LLC,
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President and Chief Executive Officer

TENNESSEE VALLEY AUTHORITY

By: /s/ John M. Hoskins
Name: John M. Hoskins
Title: Senior Vice President and Treasurer

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